Exhibit 99.1
SCHEDULE 13D JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
     Date: January 28, 2010

TDS INVESTOR (LUXEMBOURG) S.A.R.L.

By: Name:	/s/ Rochelle J. Boas Rochelle J. Boas
Title:	Manager

TDS INVESTOR (CAYMAN) L.P.
By: TDS INVESTOR (CAYMAN) G.P. LTD.,
as General Partner

By: Name:	/s/ Rochelle J. Boas Rochelle J. Boas
Title:	Group Vice President and Corporate Secretary

TDS INVESTOR (CAYMAN) GP LTD.

By: Name:	/s/ Rochelle J. Boas Rochelle J. Boas
Title:	Group Vice President and Corporate Secretary

BLACKSTONE CAPITAL PARTNERS
(CAYMAN) V L.P.
By:	BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) V L.P.
as General Partner

By: Name:	/s/ Robert L. Friedman Robert L. Friedman
Title:	Director

BLACKSTONE MANAGEMENT ASSOCIATES
(CAYMAN) V L.P.
By:	BLACKSTONE LR ASSOCIATES (CAYMAN) V LTD., as General Partner

By: Name:	/s/ Robert L. Friedman Robert L. Friedman
Title:	Director

BLACKSTONE LR ASSOCIATES (CAYMAN) V LTD.

By: Name:	/s/ Robert L. Friedman Robert L. Friedman
Title:	Director

STEPHEN A. SCHWARZMAN

/s/ Stephen A. Schwarzman